Exhibit 10.2

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT is made and entered into this 26th day of February, 1999 by and between GUARANTY FINANCIAL CORPORATION, a Virginia corporation, hereinafter called the "Corporation", and THOMAS P. BAKER, hereinafter called the "Employee", and provides as follows:

                                    RECITALS

         WHEREAS, the Corporation is a bank holding company engaged in the operation of a bank; and

         WHEREAS, Employee has been involved in the management of the business and affairs of the Corporation and, therefore, possesses managerial experience, knowledge, skills and expertise in, and confidential information pertaining to, such business; and

         WHEREAS, the continued employment of Employee is in the best interests of the Corporation and the Employee; and

         WHEREAS, the parties have mutually agreed upon the terms and conditions of Employee's continued employment by the Corporation as hereinafter set forth;

                               TERMS OF AGREEMENT

         NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and undertakings of the parties as hereinafter set forth, the parties covenant and agree as follows:

         Section 1. Employment. (a) Employee shall be employed to perform such services for The Corporation and/or one or more Affiliates as may be assigned to Employee by the Corporation from time to time upon the terms and conditions hereinafter set forth. Employee's services shall be rendered in a senior management or executive capacity and shall be of the type for which Employee is suited by background and training.

                  (b) References in this Agreement to services rendered for the Corporation and compensation and benefits payable or provided by the Corporation shall include services rendered for and compensation and benefits payable or provided by any Affiliate. References in this Agreement to the "Corporation" also shall mean and refer to each Affiliate for which Employee performs services. References in this Agreement to "Affiliate" shall mean any business entity that, directly or indirectly, through one or more intermediaries, is controlled by the Corporation.

                  (c) The provisions of this Agreement supersede the provisions of any previously existing employment agreement or agreement providing change of control benefits between Employee and the Corporation and/or any Affiliate.

                  (d) The parties recognize that the Board of Directors of the Corporation shall manage the business affairs of the Corporation and that the relationship between the Corporation and Employee shall be that of an employer and an employee. The Board of Directors shall have the sole authority to set and establish the hours of operation of the business and to set and establish reasonable work schedules and standards applicable to Employee.

         Section 2. Term. The term of this Agreement shall continue until February 26, 2004 unless sooner terminated under the terms of this Agreement.

         Section 3. Exclusive Service. Employee shall devote his best efforts and full time to rendering services on behalf of the Corporation in furtherance of its best interests. Employee shall comply with all policies, standards and regulations of the Corporation now or hereafter promulgated, and shall perform his duties under this Agreement to the best of his abilities and in accordance with general business standards of conduct.

         Section 4. Salary. (a) As compensation while employed hereunder, Employee, during his faithful performance of this Agreement, in whatever capacity rendered, shall receive an annual base salary of $150,000 payable on such terms and in such installments as the parties may from time to time mutually agree upon. The Employee's performance will be evaluated annually. Provided the Employee does not receive an unfavorable performance review, the Employee shall receive an increase in annual base salary each year, equal to the less of 5% of the previous year's base salary or the average annual increase approved by the Board of Directors for all employees. The Board of Directors, in its discretion, may decrease Employee's base salary if the Corporation sustains a net loss in a calendar year or the Corporation fails to remain well capitalized, as defined in regulations of the Board of Governors of the Federal Reserve System. In no event, however, shall such salary be reduced below $135,000

                  (b) The Corporation shall withhold state and federal income taxes, social security taxes and such other payroll deductions as may from time to time be required by law or agreed upon in writing by Employee and the Corporation. The Corporation shall also withhold and remit to the proper party any amounts agreed to in writing by the Corporation and the Employee for participation in any corporate sponsored benefit plans for which a contribution is required.

                  (c) Except as otherwise expressly set forth hereunder, no compensation shall be paid pursuant to this Agreement in respect of any month or portion thereof subsequent to any termination of Employee's employment by the Corporation.

         Section 5. Corporate Benefit Plans. Employee shall be entitled to participate in or become a participant in any employee benefit plan maintained by the Corporation for which he is or will become eligible on such terms as the Board of Directors may, in its discretion, establish, modify or otherwise change.

         The Corporation shall provide Employee with a disability insurance policy providing benefits commensurate with other employees as so amended by the Board from time to time.


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

         The Corporation shall pay the premiums on group term insurance on the life of the Employee in an amount equal to two times his base salary, provided such life insurance does not exceed $200,000.

         Section 6. Bonuses. Employee shall receive only such bonuses as the Board of Directors, in its discretion, decides to pay to Employee.

         Section 7. Expense Account. The Corporation shall reimburse Employee for reasonable and customary business expenses incurred in the conduct of the Corporation's business. Such expenses will include business meals, out-of-town lodging and travel expenses. In no event will there be reimbursement for items which are not tax-deductible to the Corporation as a business expense. Employee agrees to timely submit records and receipts of reimbursable items and agrees that the Corporation can adopt reasonable rules and policies regarding such reimbursement. The Corporation agrees to make prompt payment to the Employee following receipt and verification of such reports.

         The Corporation will provide the Employee a Chrysler LHS or comparable American made automobile for personal and business use and will pay or reimburse the Employee for all maintenance, insurance, fuel and taxes on such automobile.

         Section 8. Personal and Sick Leave. Employee shall be entitled to the same personal and sick leave as the Board of Directors may from time to time designate for all full-time employees of the Corporation.

         Section 9. Vacations. Employee shall be entitled to fifteen (15) week days of vacation leave each year (20 days after 10 years of continuous service) which shall be taken at such time or times as may be approved by the Corporation and during which Employee's compensation hereunder shall continue to be paid.

         Section 10. Termination. (a) Notwithstanding the termination of Employee's employment pursuant to any provision of this Agreement, the parties shall be required to carry out any provisions of this Agreement which contemplate performance by them subsequent to such termination. In addition, no termination shall affect any liability or other obligation of either party which shall have accrued prior to such termination, including, but not limited to, any liability, loss or damage on account of breach. No termination of employment shall terminate the obligation of the Corporation to make payments of any vested benefits provided hereunder or the obligations of the Employee under Sections 11, 12 and 13.

                  (b) Employee's employment hereunder may be terminated by Employee upon thirty (30) days written notice to the Corporation.

                  (c) This Agreement shall terminate upon death of the Employee; provided, however, that in such event the Corporation shall pay to the estate of the Employee the compensation including salary and accrued bonus, if any, which otherwise would be payable to the Employee through the end of the month in which his death occurs.


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

                  (d) The Corporation may terminate Employee's employment other than for "Cause", as defined in Section 10(e), at any time upon written notice to Employee, which termination shall be effective immediately. In the event the Corporation terminates Employee pursuant to this Section 10(d), Employee shall receive a monthly amount equal to one-twelfth (1/12) his rate of annual base salary in effect immediately preceding such termination ("Termination Compensation") in each month for the twelve (12) months following termination, so long as Employee complies with Sections 11 and 12. Payments of the Termination Compensation shall be made at the times such payments would have been made in accordance with Section 4(a). In addition, Employee shall continue to participate in welfare benefit plans for which officers of the Corporation generally are eligible, on the same terms as applicable from time to time to such officers, or receive benefits of comparable value, for all periods Employee receives Termination Compensation. Notwithstanding anything in this Agreement to the contrary, if Employee breaches Section 11 or 12, Employee will not thereafter be entitled to receive any further compensation or benefits pursuant to this Section 10(d). Any payment to which the Employee is entitled under this
Section 10(d) shall be reduced dollar for dollar by any amounts received by Employee pursuant to Section 10(i).

                  (e) The Corporation shall have the right to terminate Employee's employment under this Agreement at any time for Cause, which termination shall be effective immediately. Termination for "Cause" shall include termination for Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, conviction of a felony or of a misdemeanor involving moral turpitude, misappropriation of the Corporation's assets (determined on a reasonable basis) or those of its Affiliates, or material breach of any other provision of this Agreement. In the event Employee's employment under this Agreement is terminated for Cause, Employee shall thereafter have no right to receive compensation or other benefits under this Agreement.

                  (f) The Corporation may terminate Employee's employment under this Agreement, after having established the Enployee's disability by giving to the Employee written notice of its intention to terminate his employment for disability and his employment with the Corporation shall terminate effective on the 90th day after receipt of such notice if within 90 days after such receipt the Employee shall fail to return to the full-time performance of the essential functions of his position (and if the Employee's disability has been established pursuant to the definition of "disability" set forth below). For purposes of this Agreement, "disability" means either (i) disability which after the expiration of more than 13 consecutive weeks after its commencement is determined to be total and permanent by a physician selected and paid for by the Corporation or its insurers, and acceptable to the Employee or his legal representative, which consent shall not be unreasonably withheld or (ii) disability as defined in the policy of disability insurance maintained by the Corporation or its Affiliates for the benefit of the Employee, whichever shall be more favorable to the Employee. Notwithstanding any other provision of this Agreement, the Corporation shall comply with all requirements of the Americans with Disabilities Act, 42 U.S.C. ss. 12101 et. seq.


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

                  (g) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Corporation's affairs by a notice served pursuant to the Federal Deposit Insurance Act, the Corporation's obligations under this Employment Agreement shall be suspended as of the date of service unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Corporation may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                  (h) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Corporation's affairs by an order issued under the Federal Deposit Insurance Act, all obligations of the Corporation under this Employment Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (i)(1) If, Employee's employment terminates for any reason within one hundred twenty (120) days after a Change of Control shall have occurred, then on or before the Employee's last day of employment with the Corporation, the Corporation shall pay to the Employee as compensation for services rendered to the Corporation and its Affiliates a cash amount (subject to any applicable payroll or other taxes required to be withheld) equal to 299% of the Employee's "annualized includable compensation for the base period", as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code"), provided that, at the option of the Employee, the cash amount required to be paid hereby shall be paid by the Corporation in equal monthly installments over the thirty-six (36) months succeeding the date of termination, payable on the first day of each such month.

                  (2) For purposes of this Agreement, a Change of Control occurs if, after the date of this Agreement, (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (but excluding Douglas E. Caton or any group of which the Employee or Douglas E. Caton is a member), becomes the owner or beneficial owner of Corporation securities having 20% or more of the combined voting power of the then outstanding Corporation securities that may be cast for the election of the Corporation's directors other than a result of an issuance of securities initiated by the Corporation, or open market purchases approved by the Board of Directors, as long as the majority of the Board of Directors approving the purchases is a majority at the time the purchases are made; or (ii) as the direct or indirect result of, or in connection with, a tender or exchange offer, a merger or other business combination, a sale of assets, a contested election of directors, or any combination of these events, the persons who were directors of the Corporation before such events cease to constitute a majority of the Corporation's Board, or any successor's board, within two years of the last of such transactions. For purposes of this Agreement, a Change of Control occurs on the date on which an event described in (i) or (ii) occurs. If a Change of Control occurs on account of a series of transactions or events, the Change of Control occurs on the date of the last of such transactions or events.


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

                  (3) It is the intention of the parties that no payment be made or benefit provided to the Employee pursuant to this Agreement that would constitute an "excess parachute payment" within the meaning of Section 280G of the Code and any regulations thereunder, thereby resulting in a loss of an income tax deduction by the Corporation or the imposition of an excise tax on the Employee under Section 4999 of the Code. If the independent accountants serving as auditors for the Corporation on the date of a Change of Control (or any other accounting firm designated by the Corporation) determine that some or all of the payments or benefits scheduled under this Agreement, as well as any other payments or benefits on a Change of Control, would be nondeductible by the Company under Section 280G of the Code, then the payments scheduled under this Agreement will be reduced to one dollar less than the maximum amount which may be paid without causing any such payment or benefit to be nondeductible. The determination made as to the reduction of benefits or payments required hereunder by the independent accountants shall be binding on the parties. The Employee shall have the right to designate within a reasonable period, which payments or benefits will be reduced; provided, however, that if no direction is received from the Employee, the Corporation shall implement the reductions in its discretion.

         Section 11. Confidentiality/Nondisclosure. Employee covenants and agrees that any and all information concerning the customers, businesses and services of the Corporation of which he has knowledge or access as a result of his association with the Corporation in any capacity, shall be deemed confidential in nature and shall not, without the proper written consent of the Corporation, be directly or indirectly used, disseminated, disclosed or published by Employee to third parties other than in connection with the usual conduct of the business of the Corporation. Such information shall expressly include, but shall not be limited to, information concerning the Corporation's trade secrets, business operations, business records, customer lists or other customer information. Upon termination of employment the Employee shall deliver to the Corporation all originals and copies of documents, forms, records or other information, in whatever form it may exist, concerning the Corporation or its business, customers, products or services. In construing this provision it is agreed that it shall be interpreted broadly so as to provide the Corporation with the maximum protection. This Section 11 shall not be applicable to any information which, through no misconduct or negligence of Employee, has previously been disclosed to the public by anyone other than Employee.

         Section 12. Covenant Not to Compete. During the term of this Agreement and throughout any further period that he is an officer or employee of the Corporation, and for a period of twelve (12) months from and after the date that Employee is (for any reason) no longer employed by the Corporation or for a period of twelve (12) months from the date of entry by a court of competent jurisdiction of a final judgment enforcing this covenant in the event of a breach by Employee, whichever is later, Employee covenants and agrees that he will not, directly or indirectly, either as a principal, agent, employee, employer, stockholder, co-partner or in any other individual or representative capacity whatsoever: (i) engage in a Competitive Business anywhere within a ten
(10) mile radius of any office operated by the Corporation on the date the Employee's employment terminates; or (ii) solicit, or assist any other person or business entity in soliciting, any depositors or other customers of the Corporation to make deposits in or to become customers of any other financial institution conducting a Competitive Business; or (iii) induce any individuals to terminate their employment with the Corporation or its Affiliates. As used in this Agreement,


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

the term "Competitive Business" means all banking and financial products and services that are substantially similar to those offered by the Corporation on the date that the Employee's employment terminates. Notwithstanding the foregoing, this Section 12 shall not apply if Employee's employment terminates after a Change of Control.

         Section 13. Injunctive Relief, Damages, Etc. The Employee agrees that given the nature of the positions held by Employee with the Corporation, that each and every one of the covenants and restrictions set forth in Sections 11 and 12 above are reasonable in scope, length of time and geographic area and are necessary for the protection of the significant investment of the Corporation in developing, maintaining and expanding its business. Accordingly, the parties hereto agree that in the event of any breach by Employee of any of the provisions of Sections 11 or 12 that monetary damages alone will not adequately compensate the Corporation for its losses and, therefore, that it may seek any and all legal or equitable relief available to it, specifically including, but not limited to, injunctive relief and the Employee shall be liable for all damages, including actual and consequential damages, costs and expenses, including legal costs and actual attorneys' fees, incurred by the Corporation as a result of taking action to enforce, or recover for any breach of, Section 11 or Section 12. The covenants contained in Sections 11 and 12 shall be construed and interpreted in any judicial proceeding to permit their enforcement to the maximum extent permitted by law. Should a court of competent jurisdiction determine that any provision of the covenants and restrictions set forth in
Section 12 above is unenforceable as being overbroad as to time, area or scope, the court may strike the offending provision or reform such provision to substitute such other terms as are reasonable to protect the Corporation's legitimate business interests.

         Section 14. Binding Effect. This Employment Agreement shall be binding upon and inure to the benefit of the Corporation and Employee and their respective heirs, legal representatives, executors, administrators, successors and assigns, but neither this Agreement, nor any of the rights hereunder, shall be assignable by the Employee or any beneficiary or beneficiaries designated by the Employee.

         Section 15. Governing Law. This Employment Agreement shall be subject to and construed in accordance with the laws of Virginia.

         Section 16. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Employment Agreement shall not affect the validity or enforceability of any other provisions hereof, and this Employment Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         Section 17. Notices. Any and all notices, designations, consents, offers, acceptance or any other communications provided for herein shall be given in writing and shall be deemed properly delivered if delivered in person or by registered or certified mail, return receipt requested, addressed in the case of the Corporation to its registered office or in the case of Employee to his last known address.



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

         Section 18.  Entire Agreement.

                  (a) This Employment Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or in writing, among the parties hereto with respect to the subject matter hereof.

                  (b) This Employment Agreement may be executed in one or more counterparts, each of which shall be considered an original copy of this Agreement, but all of which together shall evidence only one agreement.

         Section 19. Amendment and Waiver. This Employment Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto. No waiver of any provision of this Employment Agreement shall be valid unless in writing and signed by the person or party to be charged.

         Section 20. Case and Gender. Wherever required by the context of this Employment Agreement, the singular or plural case and the masculine, feminine and neuter genders shall be interchangeable.

         Section 21. Captions. The captions used in this Employment Agreement are intended for descriptive and reference purposes only and are not intended to affect the meaning of any Section hereunder.

         IN  WITNESS  WHEREOF,   the  Corporation  has  caused  this  Employment
Agreement to be signed by its duly authorized officer and Employee has hereunto set his hand and seal on the day and year first above written.

                                    GUARANTY FINANCIAL CORPORATION


                                    By: /s/ Douglas E. Caton
                                        -----------------------------------
                                    Title: Chairman of the Board
                                           --------------------------------
ATTEST:

/s/ Sherrie E. Guyton
------------------------------


                                    EMPLOYEE


                                    /s/ Thomas P. Baker
                                    ---------------------------------(SEAL)
                                    Thomas P. Baker



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